Exhibit 10.3

                               SECURITY AGREEMENT

         This SECURITY AGREEMENT, dated as of July 15, 2002 (as amended, supplemented or otherwise modified from time to time, this "Security Agreement"), by and among (a) Barney's, Inc., a New York corporation ("Barneys"), Barneys America, Inc., a Delaware corporation, Barneys (CA) Lease Corp., a Delaware corporation, Barneys (NY) Lease Corp., a Delaware corporation, Basco All-American Sportswear Corp., a New York corporation, BNY Licensing Corp., a Delaware corporation, and Barneys America (Chicago) Lease Corp., a Delaware corporation (collectively, together with their successors and permitted assigns, the "Grantors" and each individually, a "Grantor"), and (b) General Electric Capital Corporation, a Delaware corporation, in its capacity as administrative agent (with its successors in such capacity, the "Administrative Agent") for the Lenders (as defined below) under that certain Credit Agreement, dated as of July 15, 2002 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), among the Grantors, the Administrative Agent and the lenders from time to time party thereto (collectively, the "Lenders").

                              W I T N E S S E T H:

                  WHEREAS, each of the Grantors is a party to the Credit Agreement, pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make certain loans and other financial accommodations to the Grantors from time to time; and

                  WHEREAS, in order to secure the prompt and complete payment, observance and performance of (i) all of the Obligations (as defined in the Credit Agreement) and (ii) all of the Grantors' obligations and liabilities hereunder and in connection herewith (all the Obligations and such obligations and liabilities hereunder being hereinafter referred to collectively as the "Liabilities"), the Administrative Agent and the Lenders have required as a condition, among others, to entering into the Credit Agreement that the Grantors execute and deliver this Security Agreement.

                  NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1.       Defined Terms.

                  (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. All terms defined in Article 8 and Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein.

                  (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and section references are to this Security Agreement unless otherwise specified.

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                  (c) All terms defined in this Security Agreement in the
singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

                  2. Grant of Security Interest. To secure the prompt and complete payment, observance and performance of all the Liabilities, each of the Grantors hereby grants (subject as set forth below) to the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the other Holders, a security interest in all of such Grantor's rights, title and interests in and to the following property, whether now owned or existing or hereafter arising or acquired and wheresoever located (the "Collateral"):

                  (i)      all Accounts;

                  (ii)     all Chattel Paper;

                  (iii)    all Documents;

                  (iv) all General Intangibles (including payment intangibles and Software);

                  (v)      all Goods (including Inventory, Equipment and
                           Fixtures);

                  (vi)     all Instruments;

                  (vii)    all Investment Property;

                  (viii) all Deposit Accounts of such Grantor, including all Blocked Accounts, Concentration Accounts and all other bank accounts and all deposits therein;

                  (ix)     all money, cash or cash equivalents of such Grantor;

                  (x) all Supporting Obligations and Letter-of-Credit Rights of such Grantor;

                  (xi)     commercial tort claims; and

                  (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

Notwithstanding anything to the contrary in this Security Agreement, nothing herein or otherwise shall be deemed or construed, directly or indirectly, as a grant by Barneys to the Administrative Agent, the Lenders or the other Holders of a Lien of any kind whatsoever on any "Collateral" (as defined in the (i) Security Agreement, dated as of January 28, 1999, between Barneys and BI-Equipment Lessors LLC, (ii) the Security Agreement, dated as of January 28, 1999, between Barneys and Copelco Capital, Inc. and (iii) the Security Agreement, dated as of January 28, 1999, between Barneys and John Hancock Leasing Corporation) subject to a Lien granted to any of BI-Equipment Lessors LLC, Copelco Capital, Inc. or John Hancock Leasing Corporation, pursuant to any


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of the security agreements referred to immediately above as in effect on the date hereof.

This Security Agreement shall not create or be filed as a lien against the land, building and/or improvements to the real property in which the goods, machinery, equipment, appliances or other personal property covered hereby are to be located or installed.

                  3. Continuing Liability. Each of the Grantors hereby expressly agrees that, notwithstanding anything set forth herein to the contrary, such Grantor shall remain solely responsible under each contract, agreement, interest or obligation as to which a Lien has been granted to the Administrative Agent hereunder for the observance and performance of all of the conditions and obligations to be observed and performed by such Grantor thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the exercise by the Administrative Agent, any Lender of any rights under this Security Agreement, the Credit Agreement or any other Loan Document shall not release such Grantor from any of such Grantor's duties or obligations hereunder and under each such contract, agreement, interest or obligation. Neither the Administrative Agent nor any Lender shall have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of this Security Agreement or the assignment thereof by any Grantor to the Administrative Agent or the granting by such Grantor to the Administrative Agent of a Lien thereon or the receipt by the Administrative Agent, any Lender of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Administrative Agent, any Lender be required or obligated (nor to the extent prohibited by the terms of such contract, agreement, interest or obligation or applicable law, rule or regulation, shall the Administrative Agent, Lender or Issuer be permitted), in any manner, to (a) perform or fulfill any of the obligations of such Grantor thereunder or pursuant thereto, (b) make any payment, or make any inquiry as to the nature or the sufficiency of any payment received by such Grantor or the sufficiency of any performance by any party under any such contract, agreement, interest or obligation, or (c) present or file any claim, or take any action to collect or enforce any performance or payment of any amounts which may have been assigned to such Grantor, on which such Grantor has been granted a Lien to which such Grantor may be entitled at any time or times.

                  4. Representations, Warranties and Covenants. Each of the Grantors hereby represents, warrants and covenants that as of the date of the execution of this Security Agreement, and until the termination of this Security Agreement pursuant to Section 14 below:

                  (a) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of the Administrative Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any Liens permitted under Section 9.03 of the Credit Agreement.

                  (b) All of the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Credit Agreement, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of such Grantor or


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

         any other Person for processing and vehicles) are located at the places specified in Schedule 1 attached hereto as amended from time to time pursuant to Section 5(b) below and such location is an owned, leased or bailment location as specified in Schedule 1 attached hereto. Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, and the places where such Grantor's books and records concerning the Collateral are currently kept are set forth in Schedule 2 attached hereto and made a part hereof, and such Grantor will not change such principal place of business or chief executive office or remove such records without providing the Administrative Agent with at least thirty (30) days' prior written notice of such change. Each of the Grantors will hold and preserve such records and Chattel Paper and will permit representatives of the Administrative Agent, upon reasonable notice and at times during normal business hours to inspect and make abstracts from such records and Chattel Paper.

                  (c) Each of the Grantors has exclusive possession and control of the Equipment and Inventory except as permitted under the Credit Agreement.

                  (d) Each of the Grantors is the legal and beneficial owner of the Collateral in which it has rights free and clear of all Liens, except as permitted under Section 9.03 of the Credit Agreement. None of the Grantors has, during the five (5) years preceding the date hereof, been known as or used any other corporate or fictitious name, except as disclosed on Schedule 3 hereto, nor acquired all or substantially all the assets, capital stock or operating unit of any Person, except as disclosed on Schedule 3 hereto and each predecessor in interest of each of the Grantors during the five (5) years preceding the Closing Date is disclosed on Schedule 3 hereto.

                  (e) This Security Agreement creates in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral, securing the payment of the Liabilities. When financing statements have been filed in the appropriate offices in each Grantor's jurisdiction of incorporation or organization listed on
         Schedule 2 hereto, the Administrative Agent will have a fully perfected first-priority Lien on the Collateral to the extent such Lien may be perfected by Uniform Commercial Code filings.

                  (f) No consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either for (i) the perfection or maintenance of the security interest created hereby, except for the Uniform Commercial Code filings referred to in clause (e) (and except for the filings with the United States Patent and Trademark Office and except for, in the case of motor vehicles, certificates of title which have been issued, which note the Administrative Agent's security interest) or (ii) for the exercise by the Administrative Agent of its rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement.


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                  (g) The Inventory produced by each of the Grantors has been produced in compliance in all material respects with all requirements of the Fair Labor Standards Act.

                  (h) Schedule 4 hereto lists all Instruments, Letter-of-Credit Rights and Chattel Paper of each of the Grantors.

                  (i) Schedule 5 hereto sets forth a complete, true and accurate list of all registered Intellectual Property in which the Grantors have interests in or hold title to. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of financing statements in the appropriate offices in each Grantor's jurisdiction of incorporation or organization listed on
         Schedule 2 hereto, perfected Liens in favor of the Administrative Agent on each Grantor's registered Intellectual Property and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from such Grantor. Upon filing of the Intellectual Property Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office and the filing of appropriate financing statements in each Grantor's jurisdiction of incorporation or organization listed on Schedule 2 hereto, all action necessary or desirable to protect and perfect the Administrative Agent's Lien on each Grantor's Intellectual Property shall have been duly taken.

                  (j) With respect to the Eligible Receivables, except as specifically disclosed in the most recent Collateral Report delivered to the Administrative Agent, (i) they represent bona fide sales of Inventory or rendering of services to account debtors in the ordinary course of each Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any account debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any account debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Administrative Agent; (iii) to each Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor's books and records and any invoices, statements and Collateral Reports delivered to the Administrative Agent and Lenders with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any account debtor which might result in any adverse change in such account debtor's financial condition; and (v) no Grantor has knowledge that any account debtor is unable generally to pay its debts as they become due. Further with respect to the Eligible Receivables, (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Administrative Agent with respect thereto are actually and absolutely owing to each Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Administrative Agent as required pursuant to the terms


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         of Annex C to the Credit Agreement; and (z) to each Grantor's knowledge, all account debtors have the capacity to contract.

                  5. Covenants. Each of the Grantors covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and until the termination of this Security Agreement pursuant to Section 15 below:

                  (a) At any time and from time to time, upon the Administrative Agent's written request and at the expense of such Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent reasonably may deem desirable in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, each of the Grantors will: (i) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, mark conspicuously each item of Chattel Paper included in the Collateral and each related contract and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, Chattel Paper, related contract or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument (other than checks or drafts received in the ordinary course of such Grantor's business), deliver and pledge to the Administrative Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Administrative Agent may request, as may be necessary or desirable, in order to perfect and preserve the security interest granted or purported to be granted hereby. Each of the Grantors hereby authorizes the Administrative Agent to file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law. Each of the Grantors hereby agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by applicable law.

                  (b) Each of the Grantors shall keep the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Credit Agreement, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of such Grantor and vehicles) at the places specified in
         Schedule 1 hereto and deliver written notice to the Administrative Agent at least 30 days prior to establishing any other location at which it reasonably expects to maintain Inventory and/or Equipment (it being understood and agreed that all action required by Section 5(a) hereof shall have been taken in the relevant jurisdiction with respect to all such Equipment and/or Inventory prior to the establishment of any such location). Upon the establishment of any such location, and after notice thereof to the Administrative Agent as required in the preceding sentence, Schedule 1 hereto shall be deemed amended to add such location thereto without further action by the Administrative Agent or any Grantor and such Grantor hereby authorizes the


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         Administrative Agent to substitute a new Schedule 1 hereto to reflect such additional location(s).

                  (c) Each of the Grantors will keep and maintain at such Grantor's own cost and expense satisfactory and complete records of the Collateral in a manner reasonably acceptable to the Administrative Agent, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral and a record of the Administrative Agent's security interest in the Collateral. Upon the occurrence and during the continuance of an Event of Default, each of the Grantors shall, for the Administrative Agent's further security, deliver and turn over to the Administrative Agent or the Administrative Agent's designated representatives at any time upon three (3) Business Days' notice from the Administrative Agent or the Administrative Agent's designated representative, copies of any such books and records (including, without limitation, any and all computer tapes, programs and source codes relating to the Collateral or any part or parts thereof).

                  (d) In any suit, proceeding or action brought by the Administrative Agent under any Account comprising part of the Collateral, each of the Grantors will save, indemnify and keep the Administrative Agent, each Lender harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by such Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Grantor, and all such obligations of such Grantor shall be and shall remain enforceable against and only against such Grantor and shall not be enforceable against the Administrative Agent or any Lender; provided, however, such Grantor shall have no obligation to the Administrative Agent with respect to the matters indemnified pursuant to this subsection (d) resulting from the willful misconduct or gross negligence of the Administrative Agent or any Lender as determined in a final non-appealable judgment by a court of competent jurisdiction.

                  (e) Each of the Grantors will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on such Collateral, other than Liens permitted under Section 9.03 of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to such Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever other than claims secured by Liens permitted under Section 9.03 of the Credit Agreement.

                  (f) Upon the occurrence and during the continuance of an Event of Default, none of the Grantors will, without the Administrative Agent's prior written consent, except in the ordinary course of business and for amounts which are not material to the Barneys Group, taken as a whole in the aggregate, (i) grant any extension of the time of payment of any of the Collateral or compromise, compound or settle the same for less than the full amount thereof; (ii) release, wholly or partly, any Person liable for the payment thereof; or (iii) allow any


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         credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business.

                  (g) Each of the Grantors will advise the Administrative Agent promptly, in reasonable detail, of (i) any material Lien or claim made by or asserted against any or all of the Collateral, and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens with respect to such Collateral created hereunder.

                  (h) Each of the Grantors shall, in accordance with the terms of the Credit Agreement, obtain or use its commercially reasonable efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each of the Grantors shall in all instances obtain signed acknowledgements of the Administrative Agent's Liens from bailees having possession of such Grantor's Goods that they hold for the benefit of the Administrative Agent.

                  (i) If required by the terms of the Credit Agreement and not waived by the Administrative Agent in writing (which waiver may be revoked), each Grantor shall obtain authenticated control letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor.

                  (j) In accordance with the Credit Agreement, each of the Grantors shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor.

                  (k) Each of the Grantors that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Administrative Agent thereof and, upon the request of the Administrative Agent, use commercially reasonable efforts to enter into a tri-party agreement with the Administrative Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to the Administrative Agent and directing all payments thereunder to the Administrative Agent's Account, all in form and substance reasonably satisfactory to the Administrative Agent.

                  (l) Each of the Grantors shall take all steps necessary to grant the Administrative Agent control of all electronic chattel paper in accordance with the Uniform Commercial Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

                  (m) Each of the Grantors hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (A) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform


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         Commercial Code or such jurisdiction, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Grantor also ratifies its authorization for the Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

                  (n) Each of the Grantors shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify the Administrative Agent of any commercial tort claim (as defined in the Uniform Commercial Code) acquired by it and unless otherwise consented by the Administrative Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to the Administrative Agent a Lien in such commercial tort claim.

                  (o) Each of the Grantors shall notify the Administrative Agent immediately if it knows or has reason to know that any application or registration relating to any material Intellectual Property (now or hereafter existing) may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same. In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Administrative Agent written notice within thirty (30) Business Days thereof, and, upon request of the Administrative Agent, Grantor shall execute and deliver any and all agreements and as the Administrative Agent may request to evidence the Administrative Agent's Lien on such Intellectual Property, and the General Intangibles of such Grantor relating thereto or represented thereby. Each of the Grantors shall take all actions necessary or requested by the Administrative Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the applicable Grantor shall determine that such Intellectual Property is not material to the conduct of its business. In the event that any of the Intellectual Property constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(o) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Intellectual Property constituting Collateral is in no way material to the conduct of its business or operations, promptly pursue all possible remedies for such for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Administrative Agent


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         shall deem appropriate under the circumstances to protect such
         Intellectual Property constituting Collateral.

                  (p) Each of the Grantors will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify.

                  (q) Each of the Grantors will advise the Administrative Agent promptly, in reasonable detail, (i) of any Lien (other than Liens permitted by the Credit Agreement) or claim made or, to its knowledge, asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

                  (r) Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Administrative Agent.

                  (s) Each of the Grantors acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed pursuant to this Security Agreement or any of the other Loan Documents without the prior written consent of the Administrative Agent and agrees that it will not do so without the prior written consent of the Administrative Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Uniform Commercial Code.

                  6. Collections. Except as otherwise provided in this Section 6, each of the Grantors shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Accounts. In connection with such collections, such Grantor may take (and, after the occurrence and during the continuation of an Event of Default, at the Administrative Agent's direction, must take) such action as such Grantor or, after the occurrence and during the continuation an Event of Default, the Administrative Agent may deem necessary or advisable to enforce collection of the Accounts; provided, however, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to require such Grantor to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Administrative Agent, the Lenders and the other Holders hereunder, shall be segregated from other funds of


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such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied to the Obligations in accordance with the Credit Agreement (including, without limitation, Section 3.02(b)(ii) thereof). If an Event of Default shall have occurred and be continuing, the Administrative Agent may at any time in the Administrative Agent's own name, in the name of a nominee of the Administrative Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with account debtors, parties to contracts and obligors in respect of Instruments to verify with such Persons, to the Administrative Agent's satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, payment intangibles, Instruments or Chattel Paper. If an Event of Default shall have occurred and be continuing, each of the Grantors, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor or such other certified public accountants reasonably acceptable to the Administrative Agent to prepare and deliver to the Administrative Agent and each Lender at any time and from time to time promptly upon the Administrative Agent's request the following reports with respect to each of the
Grantors: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts;
(iii) trial balances; and (iv) a test verification of such Accounts as the Administrative Agent may request. Each of the Grantors, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

                  7. Remedies, Application of Proceeds, Rights upon Event of Default.

                  (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided for in the Credit Agreement and all the rights and remedies of a secured party under the Uniform Commercial Code, and all other applicable law as in effect in any relevant jurisdiction. In addition, the Administrative Agent may also:

                  (i) require each of the Grantors to, and each of the Grantors hereby agrees that it will at its expense and upon request of the Administrative Agent, promptly assemble all, or such part, of the Collateral as directed by the Administrative Agent and make such Collateral available to the Administrative Agent at a place designated by the Administrative Agent, which place shall be reasonably convenient to the Administrative Agent, whether at the premises of such Grantor or otherwise;

                  (ii) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral or the books and records of any Grantor related thereto are or may be located and, without charge or liability to the Administrative Agent, seize and remove such Collateral and such books and records from such premises, or remain upon such premises and use the same for the purpose of enforcing any and all rights and remedies of the Administrative Agent under this Security Agreement, the Credit Agreement or any of the other Loan Documents; and

                  (iii) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of all or any part of the Collateral in one or more parcels, at public or private sale or sales, at any exchange, broker's board or at any of the

         Administrative Agent's offices or elsewhere, at such prices as the Administrative Agent may deem best, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; provided, however, that none of the Grantors shall be credited with the net proceeds of any such credit sale, future delivery or lease of the Collateral until the cash proceeds thereof are actually received by the Administrative Agent. Each of the Grantors agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice, or such longer period as may be required by law, to such Grantor of the time and place of any public sale, or the time after which any private sale is to be made, shall constitute reasonable notification. No notification required by law need be given to any Grantor if such Grantor has signed, after the occurrence of an Event of Default, a statement renouncing any right to notification of sale or other intended disposition. The Administrative Agent shall not be obligated to make any sale of any of the Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent and any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby expressly waived and released. In the event of a sale of any Collateral, or any part thereof, to a Lender or the Administrative Agent upon the occurrence and during the continuance of an Event of Default, such Lender or the Administrative Agent shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Grantors. Any and all proceeds received by the Administrative Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral, whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall be held by the Administrative Agent and distributed by the Administrative Agent in accordance with the Credit Agreement (including, without limitation, Section 3.02(b)(ii) thereof) and the Grantors shall remain liable for any deficiency following the sale of the Collateral. Subject to the terms of any applicable license agreement to which any of the Grantors is a party, the Administrative Agent is hereby granted an irrevocable license or other right to use, without charge, such Grantor's labels, copyrights, patents, rights of use of any name, trade names, general intangibles, trademarks and advertising matter, or any property of a similar nature, in completing production of, advertising for sale and selling any Collateral.

                  (b) To the extent permitted by applicable law, each of the Grantors waives all claims, damages and demands against the Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of the Administrative Agent.

                  (c) Each of the Grantors recognizes that in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Security Agreement, no remedy at law will provide adequate relief to the Administrative Agent and the Administrative Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                  (d) The rights and remedies provided under this Security Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

                  8. The Administrative Agent May Perform. If any of the Grantors fails to perform any agreement contained herein, the Administrative Agent, upon written notice to such Grantor if practicable, may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall constitute an Obligation payable by such Grantor on demand.

                  9. The Administrative Agent's Duty of Care. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Administrative Agent's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Collateral in the Administrative Agent's possession. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Grantors, and shall constitute part of the Liabilities secured hereby.

                  10. Marshalling, Payments Set Aside; Administrative Agent Appointed Attorney-in-Fact. The Administrative Agent shall be under no obligation to marshal any assets in favor of any of the Grantors or against or in payment of any or all of the Liabilities. To the extent that any Grantor makes a payment or payments to the Administrative Agent or the Administrative Agent receives any payment or proceeds of the Collateral for the benefit of the Administrative Agent, any Lender or any other Holder, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities or any part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Administrative Agent.

                  Each of the Grantors agrees, upon the request of the Administrative Agent and promptly following such request, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement.

                  On the Closing Date, each of the Grantors shall execute and deliver to the Administrative Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on the Administrative Agent, for the benefit of the Administrative

Agent and the Lenders, under the Power of Attorney are solely to protect the Administrative Agent's interests (for the benefit of the Administrative Agent and the Lenders) in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) the Administrative Agent shall account for any moneys received by the Administrative Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Administrative Agent or any Lender shall have any duty as to any Collateral, and the Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF the Administrative Agent, THE LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

                  11. Grant of License to Use Intellectual Property Constituting Collateral. For the purpose of enabling the Administrative Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral), each of the Grantors hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, unless prohibited by applicable law. The Administrative Agent will not exercise the rights granted in this Section 11 until such time as the Administrative Agent shall be lawfully entitled to exercise the rights and remedies under Section 7 hereof.

                  12. Severability. If any provision of this Security Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. Amendments, Waivers and Consents. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended, and no consent to any departure by the Grantors herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by each of the Grantors (if any of the Grantors is adversely affected by such amendment) and the Administrative Agent and (ii) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Administrative Agent of any right or remedy under this Security Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Administrative Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Security Agreement on the part of the Administrative Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Security Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  14. Binding Effect; Successors and Assigns. This Security Agreement shall be binding upon each of the Grantors and its successors and assign(s), and shall inure to the benefit of the Administrative Agent, the Lenders and the other Holders, and their respective successors and assigns. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Security Agreement, the Credit Agreement or any other Loan Document or any Collateral. Each Grantor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Grantor.

                  15. Termination of this Security Agreement; Release of Collateral. (a) The security interest granted by each of the Grantors under this Security Agreement shall terminate against all the Collateral upon final payment in full in cash of the Obligations and termination of the Commitments. Upon such termination and at the written request of each of the Grantors or its successors or assigns, and at the cost and expense of each of the Grantors or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Security Agreement and such instruments, documents or agreements as are necessary or desirable to terminate and remove of record any documents constituting public notice of this Security Agreement and the security interests and assignments granted hereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to each of the Grantors, all property, including all monies, instruments and securities of such Grantor then held by the Administrative Agent or any agent, bailee or nominee of the Administrative Agent.

                  (b) Notwithstanding anything in this Security Agreement to the contrary, each of the Grantors may, to the extent permitted by Section 9.02 of the Credit Agreement, sell, assign, transfer or otherwise dispose of any Collateral. In addition, the Collateral shall be subject to release in accordance with Section 12.09(c) of the Credit Agreement (such Collateral and the Collateral referred to in the immediately preceding sentence being the "Released Collateral"). The Liens under this Security Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release and upon the request of such Grantor, the Administrative Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; provided, however, that (i) the Administrative Agent shall not be required to execute any such documents on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of such Grantor in respect of) all interests retained by such Grantor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  16. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  17. Administrative Agent's Exercise of Rights and Remedies upon the Occurrence and During the Continuance of an Event of Default. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the written direction of the Requisite Lenders shall, exercise any of the rights and remedies provided in this Security Agreement, the Credit Agreement and any of the other Loan Documents.

                  18. Notices. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided in
Section 13.08 of the Credit Agreement.

                  19. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                  20. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS, WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS. EACH OF THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GRANTORS, ADMINISTRATIVE AGENT AND LENDERS PERTAINING TO THIS SECURITY AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS Security AGREEMENT; PROVIDED THAT ADMINISTRATIVE AGENT, LENDERS AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO

ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  21. Further Indemnification. Each of the Grantors jointly and severally agrees to pay, and to save the Administrative Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

                  22. Counterparts. This Security Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  23. Consent to Jurisdiction and Service of Process. Each of the Grantors agrees that the terms of Section 13.14 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Security Agreement. The Administrative Agent shall have the right to proceed against any of the Grantors or its personal property in a court in any location to enable the Administrative Agent to obtain personal jurisdiction over such Grantor, to realize on the Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Administrative Agent.

                  24. Waiver of Bond. Each of the Grantors waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Security Agreement or any other agreement or document between the Administrative Agent and such Grantor.

                  25. Advice of Counsel. Each of the Grantors represents and warrants to the Administrative Agent and the Lenders that it has discussed this Security Agreement and, specifically, the provisions of Sections 20, 23, 24 and 27 hereof, with such Grantor's attorneys.

                  26. Further Assurances. Each of the Grantors agrees that at any time and from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

                  27. WAIVER OF JURY TRIAL. EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND SUCH GRANTOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER SUCH GRANTOR OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  28. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

                  29. Merger. This Security Agreement, taken together with all the other Loan Documents, embodies the entire agreement and understanding, between each of the Grantors and the Administrative Agent or any Lender and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement or caused this Security Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                        BARNEY'S, INC.
                        BARNEYS AMERICA, INC.
                        BARNEYS (CA) LEASE CORP.
                        BARNEYS (NY) LEASE CORP.
                        BASCO ALL-AMERICAN SPORTSWEAR
                           CORP.
                        BNY LICENSING CORP.
                        BARNEYS AMERICA (CHICAGO) LEASE
                           CORP.


                             By           /s/ Steven M. Feldman
                               ----------------------------------------------
                             Name:        Steven M. Feldman
                             Title:       Executive Vice President and
                                          Chief Financial Officer


                         GENERAL ELECTRIC CAPITAL
                           CORPORATION, as Administrative Agent


                             By           /s/ Stephen M. Metivier
                               ----------------------------------------------
                             Name:        Stephen M. Metivier
                             Title:       Vice President